                                                                  Exhibit (c)(2)

                                                                  CONFORMED COPY



                             STOCKHOLDER AGREEMENT


          STOCKHOLDER AGREEMENT, dated as of July 26, 1997, among SUN HEALTHCARE GROUP, INC., a Delaware corporation ("Parent"), SUNREG ACQUISITION CORP., a
                                      ------
Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the
                                                               ---
persons listed on Schedule A hereto (each a "Stockholder," and collectively, the
                                             -----------
"Stockholders").
 ------------

          WHEREAS, Parent, Sub and Regency Health Services, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of
                  -------
Merger of even date herewith (as the same may be amended or supplemented, the

"Merger Agreement"; capitalized terms not otherwise defined herein shall have
 ----------------
the meanings ascribed thereto in the Merger Agreement) providing for (i) the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Sub for all of the
                                           -----
outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and (ii) the merger of Sub with the Company (the "Merger");
      ------------                                                     ------

          WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule A hereto, which number excludes shares issuable upon the exercise of Company Stock Options (as such term is defined in the Merger Agreement, "Company
                                                                         -------
Options") held by such Stockholder; such shares of Common Stock, as such shares
-------
may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with shares of the Common Stock which may be acquired after the date hereof by such Stockholder, including shares of Common Stock issuable upon the exercise of Company Options (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Shares";
                                                                      ------
and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Stockholders enter into this Agreement.

          NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1.  Tender of Shares.
              ----------------

              (a) Each Stockholder hereby severally and not jointly agrees that it shall tender its Shares into the Offer and that it shall not withdraw any Shares so tendered (it being understood that the obligation contained in this sentence is unconditional, subject to

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Section 8).  Notwithstanding the foregoing, the Stockholders (other than Messrs.
Matros and Broussard) will have no obligation to tender their shares, and any such shares so tendered shall, without further act of such Stockholder, be deemed to be withdrawn from the Offer, prior to October 1, 1997.

          2.  Representations and Warranties of the Stockholders.  Each
              --------------------------------------------------
Stockholder hereby, severally and not jointly, represents and warrants to Parent and Sub as follows:

              (a) Authority. The Stockholder has all requisite power and
                  ---------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except for filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (other than any such filings that are required solely due to attributes of Parent or Sub),
(ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to an right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's Shares, may be bound or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, including the Stockholder's Shares.

              (b) The Shares.  The Stockholder's Shares and the certificate
                  ----------
representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, and the Stockholder has good and marketable title to such Shares, free and clear of any pledges, claims, liens, charges, encumbrances, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances of any kind or nature whatsoever, except for any such encumbrances or proxies arising hereunder. The Stockholder owns of record or beneficially no shares of Common Stock other than such Stockholder's Shares and shares of Common Stock issuable upon the exercise of Company Options. The Stockholder hereby irrevocably waives all rights to appraisal under the DGCL with respect to the Merger.

              (c) Brokers. No broker, investment banker, financial advisor or
                  -------
other person is entitled to any broker's financial advisor's or other similar fee or commission in

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connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder.

              (d) Merger Agreement. The Stockholder understands and acknowledges
                  ----------------
that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

          3.  Representations and Warranties of Parent and Sub.  Parent and Sub
              ------------------------------------------------
hereby jointly and severally represent and warrant to the Stockholders as follows:

              (a) Authority.  Parent and Sub have the requisite corporate power
                  ---------
and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been fully executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

              (b) Securities Act.  The Shares will be acquired in compliance
                  --------------
with, and Sub will not offer to sell or otherwise dispose of any Shares so acquired by it in violation of any of, the Securities Exchange Act of 1934, as amended, or the registration requirements of the Securities Act of 1933, as amended.

          4.  Covenants of the Stockholders.  Each Stockholder severally and not
              -----------------------------
jointly agrees as follows:

              (a) The Stockholder shall not, except as contemplated by the terms of this Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares to any person other than pursuant to the Offer, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

              (b) Until the Merger is consummated or the Merger Agreement is terminated, the Stockholder shall not, nor shall the Stockholder permit any investment banker, financial adviser, attorney, accountant or other representative or agent of the Stockholder to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonable be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the

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restrictions set forth in the preceding sentence by an investment banker, financial advisor, attorney, accountant or other representative or agent of the Stockholder shall be deemed to be a violation of this Section 4(b) by the Stockholder; provided, however, that action by a Stockholder in his or her
             --------  -------
capacity as an officer or director of the Company that is permitted by Section
6.4 of the Merger Agreement shall not be a violation of this Agreement.

          5.  Grant of Irrevocable Proxy; Appointment of Proxy.
              ------------------------------------------------

              (a) Each Stockholder hereby irrevocably grants to, and appoints, Andrew Turner, Robert Woltil and Robert Murphy, and any other individual who shall hereafter he designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Shares (the "Proxy Shares"), or grant a consent or approval in respect of such Proxy
      ------------
Shares, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by the Company and (ii) any amendment of the Company's Certificate of Incorporation or Bylaws, as amended and restated, or other proposals or transaction (including any consent solicitation to remove or elect any directors of the Company) involving the Company which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

              (b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Proxy Shares are not irrevocable, and that any such proxies are hereby revoked.

              (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 8. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of the Delaware General Corporation Law.

          6.  Further Assurances.  Each Stockholder will, from time to time,
              ------------------
execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder's Proxy Shares as contemplated by Section 5. Parent and Sub jointly and severally agree to use reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be

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

imposed with respect to the transactions contemplated by this Agreement (including legal requirements of the HSR Act).

          7.  Assignment.  Neither this Agreement nor any of the rights,
              ----------
interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent may assign all or any of their rights hereunder to any affiliate, provided that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Stockholder agrees that this Agreement and the obligations of such Stockholder hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.

          8.  Termination.  This Agreement, and all rights and obligations of
              -----------
the parties hereunder, shall terminate upon the date upon which the Merger Agreement is terminated pursuant to its terms.

          9.  General Provisions.
              ------------------

              (a) Expenses.  All costs and expenses incurred in connection with
                  --------
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

              (b) Amendments.  This Agreement may not be amended except by an
                  ----------
instrument in writing signed by each of the parties hereto.

              (c) Notice.  All notices and other communications hereunder shall
                  ------
be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)  if to Parent, to

                       Sun Healthcare Group, Inc.
                       101 Sun Lane NE
                       Albuquerque, New Mexico 87109
                       Attention:   General Counsel
                       Telecopier:  (505) 822-0747

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

                       with a copy to:

                       Brobeck, Phleger & Harrison LLP
                       One Market
                       Spear Street Tower
                       San Francisco, California 94105
                       Attention:   Michael J. Kennedy
                       Telecopier:  (415) 442-1010

                       and

                  (ii) if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto.

              (d) Interpretation.  When a reference is made in this Agreement to
                  --------------
a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              (e) Counterparts.  This Agreement may be executed and delivered
                  ------------
(including by facsimile) in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

              (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement
                  ----------------------------------------------
(including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

              (g) Governing Law.  This Agreement shall be governed and construed
                  -------------
in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

              (h) Publicity.  Except as otherwise required by law, court process
                  ---------
or the rules of a national securities exchange or as contemplated or provided in the Merger Agreement, for so long as this Agreement is in effect, neither any Stockholder nor Parent shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or the Merger Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

              10.  Stockholder Capacity.  No person executing this Agreement who
                   --------------------
is or become during the term hereof a director or officer of the Company makes any agreement or

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

understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

          11.  Performance by Sub.  Parent covenants and agrees for the benefit
               ------------------
of the Stockholders that it will cause Sub to perform in full each obligations of Sub set forth in this Agreement.

          12.  Enforcement.  The parties agree that irreparable damage would
               -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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

          IN WITNESS WHEREOF, each of Parent and Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                              SUN HEALTHCARE GROUP, INC.


                              By:  /s/ Robert D. Woltil
                                 -------------------------------




                              SUNREG ACQUISITION CORP.


                              By:  /s/ Robert D. Woltil
                                 -------------------------------




                              /s/ Richard K. Matros
                              ----------------------------------
                              Richard K. Matros


                              /s/ Bruce Broussard
                              ----------------------------------
                              Bruce Broussard

                              ENERGY MANAGEMENT CORPORATION


                              By:  /s/ David A. Persing
                                 -------------------------------
                                    David A. Persing
                                    Senior Vice President


                              SOLVATION INC.
                              dba Smith Management Company


                              By:  /s/ David A. Persing
                                 -------------------------------
                                    David A. Persing
                                    Senior Vice President


                              PENGO SECURITIES CORP.


                              By:  /s/ David A. Persing
                                 -------------------------------
                                    David A. Persing
                                    Senior Vice President


                              SEGA ASSOCIATES, L.P.


                              By:  /s/ John W. Adams
                                 -------------------------------
                                    John W. Adams
                                    General Partner


                              DURIAN SECURITIES, INC.


                              By:  /s/ David A. Persing
                                 -------------------------------
                                    David A. Persing
                                    Senior Vice President


                                 /s/ Randall D. Smith
                                 -------------------------------
                                 Randall D. Smith


                                 /s/ John W. Adams
                                 -------------------------------
                                 John W. Adams

                                                                      SCHEDULE A


     Stockholder                                         No. of Shares
     -----------                                         -------------
Richard K. Matros
  c/o Regency Health Services, Inc.                                  0
  2742 Dow Avenue
  Tustin, CA  92780

Bruce Broussard
  c/o Regency Health Services, Inc.                                  0
  2742 Dow Avenue
  Tustin, CA  92780

Energy Management Corporation                                1,120,011
  c/o Smith Management Company
  885 Third Avenue
  New York, NY 10022

SOLVation Inc.                                               1,141,071
  dba Smith Management Company
  c/o Smith Management Company
  885 Third Avenue
  New York, NY 10022

Pengo Securities Corp.                                       1,286,993
  c/o Smith Management Company
  885 Third Avenue
  New York, NY 10022

Sega Associates, L.P.                                           45,564
  c/o Smith Management Company
  885 Third Avenue
  New York, NY 10022

Durian Securities, Inc.                                         90,597
  c/o Smith Management Company
  885 Third Avenue
  New York, NY 10022

Randall D. Smith                                               364,677(1)
  c/o Smith Management Company
  885 Third Avenue
  New York, NY 10022

John W. Adams                                                   26,000
  c/o Smith Management Company
  885 Third Avenue
  New York, NY 10022

_______________

(1)  Includes shares held as trustee.

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